                                                                  EXHIBIT 4-m

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                             DDL ELECTRONICS, INC.





                             _____________________





                         SECURITIES PURCHASE AGREEMENT




                         Dated as of February 29, 1996




                             _____________________







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


                               TABLE OF CONTENTS



                                                                                         Page
SECTION 1.  ISSUANCE OF NOTES............................................................  1
      Section 1.1.  Authorization........................................................  1
                    -------------
      Section 1.2.  Purchase and Sale of the Securities; the Closing.....................  2
                    ------------------------------------------------
      Section 1.4.  Use of Proceeds......................................................  3
                    ---------------
      Section 1.5.  Representations of the Purchasers Listed on the Attached Schedule A..  3
                    -------------------------------------------------------------------
      Section 1.6.  Definitions..........................................................  4
                    -----------

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................  4

SECTION 3.  CONDITIONS OF CLOSING........................................................ 13
      Section 3.1.  Proceedings Satisfactory............................................. 13
                    ------------------------
      Section 3.2.  Opinions of Counsel.................................................. 13
                    -------------------
      Section 3.3.  Sale of the Securities............................................... 14
                    ----------------------
      Section 3.4.  Registration Rights Agreements....................................... 14
                    ------------------------------
      Section 3.5.  Consents............................................................. 14
                    --------
      Section 3.8.  Receipt of Proceeds.................................................. 14
                    -------------------
      Section 3.9.  Receipt of Bridge Notes.............................................. 14
                    -----------------------

SECTION 4.  THE NOTES.................................................................... 14
      Section 4.1.  Repayment............................................................ 14
                    ---------
      Section 4.2.  Interest............................................................. 14
                    --------
      Section 4.3.  Optional Prepayment of the Notes..................................... 15
                    --------------------------------
      Section 4.4.  Mandatory Prepayment of the Notes.................................... 16
                    ---------------------------------
      Section 4.5.  Notice of Prepayment................................................. 16
                    --------------------
      Section 4.6.  Allocation of Prepayment Payments.................................... 16
                    ---------------------------------
      Section 4.7.  Surrender of Notes; Notation Thereon................................. 16
                    ------------------------------------

SECTION 5.  INSPECTION................................................................... 17

SECTION 6.  COVENANTS.................................................................... 17
      Section 6.1.  Payment of the Notes................................................. 17
                    --------------------
      Section 6.2.  Seniority............................................................ 17
                    ---------
      Section 6.3.  Existence............................................................ 18
                    ---------
      Section 6.4.  Payment of Taxes and Other Claims.................................... 18
                    ---------------------------------
      Section 6.5.  Maintenance of Insurance............................................. 18
                    ------------------------
      Section 6.6.  Limitation on Transactions with Affiliates........................... 19
                    ------------------------------------------
      Section 6.7.  Limitation on Lines of Business...................................... 19
                    -------------------------------
      Section 6.8.  Limitation on Consolidation, Merger and Sale of Assets............... 19
                    ------------------------------------------------------
      Section 6.9.  Observance of Statutes, Regulations and Orders....................... 19
                    ----------------------------------------------
      Section 6.10. Maintenance of Properties............................................ 19
                    -------------------------
      Section 6.11. Books and Records.................................................... 19
                    -----------------


      Section 6.12.  Restricted Payments................................................. 19
                     -------------------
      Section 6.14.  Limitation on Liens................................................. 19
                     -------------------
      Section 6.15.  Registration of R&A Collateral Stock and Collateral
                     ---------------------------------------------------
                     Security Warrant Shares............................................. 19
                     -----------------------

SECTION 7.  DEFINITIONS.................................................................. 21
      Section 7.1.  Additional Definitions............................................... 21
                    ----------------------
      Section 7.2.  Subsidiaries......................................................... 23
                    ------------

SECTION 8.  EVENTS OF DEFAULT; REMEDIES.................................................. 23
      Section 8.1.  Events of Default Defined; Acceleration of Maturity.................. 23
                    ---------------------------------------------------
      Section 8.2.  Miscellaneous........................................................ 25
                    -------------
      Section 8.3.  Collateral Security.................................................. 25
                    -------------------

SECTION 9.  REGISTRATION, TRANSFER AND EXCHANGE OF NOTES................................. 26

SECTION 10.  LOST NOTES, ETC............................................................. 27

SECTION 11.  AMENDMENT AND WAIVER........................................................ 27

SECTION 12.  HOME OFFICE PAYMENT......................................................... 28

SECTION 13.  TAXES....................................................................... 28

SECTION 14.  MISCELLANEOUS............................................................... 28
      Section 14.1.  Reliance on and Survival of Representations......................... 28
                     -------------------------------------------
      Section 14.2.  Successors and Assigns; Transfers of Notes.......................... 28
                     ------------------------------------------
      Section 14.3.  Notices............................................................. 29
                     -------
      Section 14.4.  Counterparts........................................................ 29
                     ------------
      Section 14.5.  Headings............................................................ 29
                     --------
      Section 14.6.  Severability........................................................ 29
                     ------------
      Section 14.7.  Entire Agreement.................................................... 30
                     ----------------
      Section 14.8.  Attorney's Fees..................................................... 30
                     ---------------
      Section 14.9.  Governing Law....................................................... 30
                     -------------
      Section 14.10. Action of Majority Noteholders...................................... 31
                     ------------------------------

SCHEDULE A.............................................................................. S-1

                             DDL ELECTRONICS, INC.
                               2151 Anchor Court
                             Newbury Park, CA 91320

                         SECURITIES PURCHASE AGREEMENT


                                                              New York, New York
                                                         as of February 29, 1996


To The Purchasers Listed on
the Attached Schedule A

Ladies and Gentlemen:

     DDL ELECTRONICS, INC., a Delaware corporation (the "Company"), hereby agrees with you (together with your successors and assigns and any transferee, or Affiliate of such transferee, of the Notes, the Collateral Security Warrants and the Common Stock Purchase Warrants, as such terms are hereinafter defined, under this Agreement; collectively, the "Purchasers" or "you") as follows:

     SECTION 1.  ISSUANCE OF NOTES.

     Section 1.1. Authorization. The Company has duly authorized an issue of one or more of its 10% Senior Secured Notes due July 1, 1997 in the aggregate principal amount of $5,300,000 (the "Notes"), each such Note to be in the form of Exhibit A. The Notes shall mature, shall bear interest, shall be payable and otherwise shall be as provided herein and in Exhibit A. As used herein, the term "Notes" shall include the note or notes originally issued pursuant to this Agreement and all notes delivered in substitution or exchange for any of said note or notes and, if and where applicable, shall include the singular number as well as the plural.

     The Company has duly authorized an issue of one or more Warrants (the "Collateral Security Warrants") exercisable (subject to Sections 4.3 and 8.3) to purchase an aggregate of 1,060,000 shares (subject to adjustment pursuant to the terms of the Collateral Security Warrants) of Common Stock (as hereinafter defined) upon and after the occurrence of an Event of Default. The right to exercise the Collateral Security Warrants shall terminate upon the satisfaction in full of all of the Company's obligations hereunder to the holders of the Notes (the "Holders"), and the Holders shall have no right to exercise the Collateral Security Warrants with respect to Collateral Security Warrant Shares (as hereinafter defined) not required for such satisfaction. Each such Collateral Security Warrant will be in the form of Exhibit B-1. The holders of the Collateral Security Warrants and the shares of Common Stock issuable upon exercise of the Collateral Security Warrants (the "Collateral Security Warrant Shares") will have the registration rights set forth in the Collateral Registration Rights Agreement (as hereinafter defined).

     The Company has also duly authorized an issue of one or more Warrants (the "Common Stock Purchase Warrants") exercisable to purchase an aggregate of 830,000 shares of Common Stock (subject to adjustment pursuant to the terms of the Common Stock Purchase Warrants) during the five year period commencing on the date hereof. Each such Common Stock Purchase Warrant will be in the form of Exhibit B-2. The holders of the Common Stock Purchase Warrants and the shares of Common Stock issuable upon exercise of the Common Stock Purchase Warrants (the "Common Stock Purchase Warrant Shares") will have the registration rights set forth in Section 6.15. The Common Stock Purchase Warrants are part of a series of Warrants authorized by the Company in payment of certain placement agent fees payable by the Company to Rickel & Associates, Inc. ("Rickel") in connection with the offer and sale of the Securities (as hereinafter defined).

     As used herein, the term "Securities" shall mean the Notes, the Collateral Security Warrants and the Common Stock Purchase Warrants.

     Section 1.2.  Purchase and Sale of the Securities; the Closing.

          (a) Subject to the terms and conditions hereof, the Company shall sell to you, and you shall purchase from the Company, the Securities specified opposite your name in Schedule A at a purchase price payable in cash specified opposite your name in Schedule A. The closing shall be held at 10:00 a.m., New York time, on February 29, 1996 (the "Closing" or the "Closing Date"), at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York 10022, or at such other time or place as the parties hereto mutually may agree.

          (b) On the Closing Date, the Company will deliver to the Purchasers one or more Notes, registered in the Purchasers' names or in the names of the Purchasers' nominee or nominees, in minimum denominations of $25,000 and in the aggregate principal amount of $5,300,000, all as the Purchasers may specify by timely notice to the Company (or, in the absence of such notice, one Note registered in the name of each Purchaser with respect to the aggregate principal amount of the Notes purchased by such Purchaser), each duly executed and dated the Closing Date, against the Purchasers' prior delivery, on behalf of the Company, to the Escrow Account (as hereinafter defined) of the aggregate amount of $5,300,000 (the "Purchase Price"). The Company agrees and acknowledges that the Purchasers have previously delivered the Purchase Price to the Escrow Account on behalf of the Company and no other deliveries are required to be made by the Purchasers on the Closing Date with respect to the payment of the Purchase Price.

          (c) On the Closing Date, the Company will deliver to the Purchasers one or more certificates evidencing the Collateral Security Warrants, registered in the Purchasers' names or in the names of the Purchasers' nominee or nominees, as the Purchasers may specify by timely notice to the Company (or, in the absence of such notice, one Warrant Certificate registered in the name of each Purchaser with respect to the aggregate number of Collateral Security Warrant Shares exercisable pursuant to the Collateral Security Warrants purchased by such Purchaser), each duly executed and dated the Closing Date, against the Purchasers' delivery to the Company of the Purchase Price.

           (d) On the Closing Date, the Company will deliver to the Purchasers one or more certificates evidencing the Common Stock Purchase Warrants, registered in the Purchasers' names or in the names of the Purchasers' nominee or nominees, as the Purchasers may specify by timely notice to the Company (or, in the absence of such notice, one Warrant Certificate registered in the name of each Purchaser with respect to the aggregate number of Common Stock Purchase Warrant Shares exercisable pursuant to the Common Stock Purchase Warrants purchased by such Purchaser), each duly executed and dated the Closing Date, against the Purchasers' delivery to the Company of the Purchase Price. The parties hereto agree that an aggregate of $2,500 of the Purchase Price shall be allocated towards the purchase and sale of the Common Stock Purchase Warrants and agree to report such purchase and sale for federal income tax purposes in accordance with such allocation.

           (e) On the Closing Date, the Company will deliver to the Collateral Agent Account (as hereinafter defined) the aggregate amount of $375,000.

     Section 1.3. Security Interests. The Company's obligations hereunder (subject to Sections 4.3 and 8.3) will be secured by, among other things, the pledge by Rickel of an aggregate of 1,060,000 shares of Common Stock pursuant to (and subject to the terms and conditions of) the Pledge Agreement, dated the date hereof (the "Pledge Agreement"), and the Collateral Agency Agreement, dated the date hereof (the "Collateral Agency Agreement"), substantially in the forms annexed hereto as Exhibits C and D, respectively.

     Section 1.4. Use of Proceeds. The Purchase Price has been deposited in the escrow account (the "Escrow Account") established with respect to the acquisition of all of the outstanding common stock of SMTEK, Inc., a California corporation ("SMTEK"), pursuant to the Agreement for Purchase of Shares dated as of October 6, 1995 between the Company and the Sellers (the "SMTEK Sellers") named therein (the "SMTEK Agreement"). An aggregate of $6,798,738 of the Purchase Price was used in connection with the Company's acquisition of SMTEK and an aggregate of $375,000 of the Purchase Price will be deposited in an interest-bearing account (the "Collateral Agent Account") established by the Collateral Agent and will be used by the Collateral Agent to pay accrued interest on the unpaid principal amount of the Notes in accordance with Section
4.2. The remainder of the Purchase Price will be used by the Company in such amounts and for such purposes as set forth on Schedule 1.4 annexed hereto. Notwithstanding anything contained herein or in the Collateral Agency Agreement to the contrary, the Company shall remain solely obligated to pay all interest which may accrue on the unpaid principal amount of the Notes in accordance with
Section 4.2 and the Notes.

     Section 1.5. Representations of the Purchasers Listed on the Attached Schedule A. You represent and warrant to the Company that all of the representations and warranties you made pursuant to the Investor Questionnaire attached hereto as Exhibit E shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date except to the extent that such representations and warranties by their terms speak as of an earlier date, in which case such representations and warranties were true and correct as of such earlier date.

     Section 1.6. Definitions. Certain capitalized terms used in this Agreement and not otherwise defined herein are defined in Section 7 hereof. References to a "Schedule" or "Exhibit" are, unless otherwise specified, to the appropriate Schedule or Exhibit annexed to this Agreement, each of which is deemed to be a part of this Agreement as if fully set forth herein.

     SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of you that:

           (a) Annexed hereto as Schedule 2(a) are true and complete copies of the following documents: the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995, including any and all amendments thereto (the "Form 10-K"), the Company's 1995 Annual Report to Stockholders, the Company's Proxy Statement for its May 31, 1995 Annual Meeting of Stockholders, the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 1995 and December 31, 1995 and the Current Report on Form 8-K filed by the Company on February 1, 1996.
      Such documents, including any and all exhibits and schedules thereto (the "SEC Reports"), when filed with the Securities and Exchange Commission (the "SEC"), complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"). As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein. As of the date hereof, all reports required to be filed by the Company with the SEC have been timely filed.

           (b) None of the representations, warranties or statements made by the Company contained in this Agreement (or in the schedules and exhibits hereto) or in the Executive Summary dated November 27, 1995 (or in the exhibits and supplements thereto) furnished to the Purchasers or in the supplements and exhibits thereto or in any other document or instrument furnished to the Purchasers, with the prior written consent of the Company, in connection with the offer and sale of the Securities (such Executive Summary, documents and instruments, together with the SEC Reports, are hereinafter collectively referred to as the "Offering Documents") contains any untrue statement of a material fact or omits to state a material fact necessary in order to make any of such representations, warranties or statements, in light of the circumstances under which they were made, not misleading.

           (c) Each of the Company and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, and is qualified to transact business and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing or use of property or assets or the conduct of its business makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Except as set forth on Schedule 2(c) annexed hereto, the Company does not have any subsidiaries or investment, whether by way of ownership of stock or other securities or by loan, advance or otherwise, in any corporation, partnership, firm, association or other entity. Each of the Company and its subsidiaries has all required power and authority to own its property and to carry on its business as now conducted and proposed to be conducted.

           (d) The Company has all requisite power and authority to execute, deliver and perform this Agreement, the Notes, the Collateral Security Warrants, the Common Stock Purchase Warrants, the Pledge Agreement, the Collateral Agency Agreement and the Registration Rights Agreements (as hereinafter defined) (collectively, the "Operative Documents") and to issue and sell the Securities to the Purchasers. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance of the Operative Documents by the Company and to authorize the creation, issuance and sale of the Securities to the Purchasers. The Operative Documents have been duly authorized, executed and delivered by the Company, are the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally or as rights to indemnification may be limited by applicable securities laws. Except as to filings which may be required under applicable state securities regulations, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any Federal, state, local or other governmental authority or of any court or other tribunal is required for the execution, delivery or performance of the Operative Documents by the Company. Except as set forth on Schedule 2(d) annexed hereto, no consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or any of its subsidiaries is a party, or by which any of its or its subsidiaries' properties or assets is bound or subject, is required for the execution, delivery or performance by the Company of the Operative Documents; and the execution, delivery and performance of the Operative Documents by the Company will not (with or without the giving of notice or the passage of time or both) violate, result in a breach of, conflict with, or entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or by-laws of the Company or any of its subsidiaries or (with or without the giving of notice or the passage of time or both) violate, result in a breach of or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or on any of its subsidiaries or to which any of its or its subsidiaries' operations, business, properties or assets is bound or subject. The Collateral Security Warrant Shares have been duly authorized and, upon exercise of the Collateral Security Warrants in accordance with their terms and payment of the exercise price as contemplated therein, will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights or rights of first refusal, and the holders of the Collateral Security Warrant Shares will have good title to such shares, free and clear of all Liens, claims, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts (other than any created by the Purchasers). The Common Stock Purchase Warrant Shares have been duly authorized and, upon exercise of the Common Stock Purchase Warrants in accordance with their terms and payment of the exercise price as contemplated therein, will be validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights or rights of first refusal, and the holders of the Common Stock Purchase Warrant Shares will have good title to such shares, free and clear of all Liens, claims, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts (other than any created by the Purchasers). The R&A Collateral Stock has been duly authorized and is validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights or rights of first refusal, and Rickel has good title to such shares, free and clear of all Liens, claims, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts (other than any created by Rickel).

           (e) The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 18,847,849 shares are issued and outstanding as of the date hereof; 150,000 shares of Series A Preferred Stock, par value $1.00 per share, of the Company (the "Series A Preferred Stock"), of which no shares are issued and outstanding as of the date hereof and 1,000,000 shares of Series B Preferred Stock, par value $1.00 per share, of the Company (the "Series B Preferred Stock," and together with the Series A Preferred Stock, the "Preferred Stock"), of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of Common Stock and Preferred Stock have been validly issued and are fully paid and nonassessable and have not been issued in violation of any Federal or state securities laws. All issued and outstanding shares of capital stock of each subsidiary of the Company have been validly issued and are fully paid and nonassessable, have not been issued in violation of any Federal or state securities laws, and are owned of record and beneficially by the Company, free and clear of all Liens, claims, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. Except for the obligation of the Company to issue the Collateral Security Warrant Shares and the Common Stock Purchase Warrant Shares and except as set forth on
      Schedule 2(e) annexed hereto, there are not, as of the date hereof, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or any other agreements of any character directly or indirectly obligating the Company or any of its subsidiaries to issue (i) any additional shares of its or their capital stock or (ii) any securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for, any shares of such capital stock.

           (f) None of the Company or any of its subsidiaries is in violation of any term or provision of its Certificate of Incorporation or by-laws or is, or (with or without the giving of notice or the passage of time or both) will be, in default in the performance or observance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any mortgage, deed of trust, indenture or other instrument or agreement to which it is a party or by which it or any of its property is bound or subject, which violation or default, together with all other such violations and defaults, would have a Material Adverse Effect.

           (g) Except as disclosed in the Offering Documents, there is (i) no action, suit or proceeding before or by any court, arbitrator or Governmental Body now pending or, to the knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be bound or subject,
      (ii) no law, statute, rule, regulation, order or ordinance that has been enacted, adopted or issued by any Governmental Body or that, to the knowledge of the Company, has been proposed by any Governmental Body adversely affecting the Company or any of its subsidiaries, (iii) no injunction, restraining order or order of any nature by a federal, state or foreign court or Governmental Body of competent jurisdiction to which the Company or any of its subsidiaries is subject issued that, in the case of clauses (i), (ii) and (iii) above,
      (x) is reasonably likely to, singly or in the aggregate, result in a Material Adverse Effect, (y) would interfere with or adversely affect the issuance of the Notes or the Collateral Security Warrants or the Common Stock Purchase Warrants or (z) is reasonably likely to render any Operative Document or the SMTEK Agreement, or any portion thereof, invalid or unenforceable.

           (h) No action has been taken and no law, statute, rule, regulation, order or ordinance has been enacted, adopted or issued by any Governmental Body that prevents the issuance of the Notes or the Collateral Security Warrants or the Common Stock Purchase Warrants or, to the best knowledge of the Company, the acquisition of the SMTEK Shares; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or the Collateral Security Warrants or the Common Stock Purchase Warrants or suspends the sale of the Notes or the Collateral Security Warrants or the Common Stock Purchase Warrants in any jurisdiction; and no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting, the Company, any of its subsidiaries or, to the best knowledge of the Company, SMTEK before any court or arbitrator or any Governmental Body that, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Notes or the Collateral Security Warrants or the Common Stock Purchase Warrants or the acquisition of the SMTEK Shares or render any Operative Document or the SMTEK Agreement, or any portion thereof, invalid or unenforceable.

           (i) Except as set forth on Schedule 2(i) annexed hereto, all tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been timely filed, other than those filings being contested in good faith by appropriate proceedings, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such company have been paid, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided or those currently payable without penalty or interest.

           (j) The Company is not (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, or analogous foreign laws and regulations, or
      (ii) a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or analogous foreign laws and regulations.

           (k) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (l) No registration under the Securities Act is required for the offer and sale of the Notes or the Collateral Security Warrants or the Common Stock Purchase Warrants to the Purchasers as contemplated hereby assuming the accuracy of the Purchasers' representations and warranties set forth in Section 1.6 hereof and assuming that no actions have been taken by Rickel which would cause such registration to be required. Except for news releases contemplated by Rule 135c under the Securities Act, no form of general solicitation or general advertising has been or will be used by the Company or any of its representatives (such representatives shall not be deemed to include Rickel) in connection with the offer and sale of any of the Notes or the Collateral Security Warrants or the Common Stock Purchase Warrants, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes or the Collateral Security Warrants or the Common Stock Purchase Warrants have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

           (m) The execution and delivery of the Operative Documents and the sale of the Securities to be purchased by the Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or
      Section 4975 of the Code.

           (n) Neither the Company nor any agent of the Company acting on its behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.E. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

           (o) The financial statements contained in the SEC Reports and the financial statements included in the Offering Documents, including the related notes and schedules, have been prepared from the books and records of the Company and its subsidiaries in accordance with generally accepted accounting principles (except to the extent otherwise set forth in the notes to such financial statements) consistently applied throughout the periods covered thereby and fairly present the results of operations and financial condition of the Company and its subsidiaries as of the dates and for the periods covered thereby, subject, in the case of the interim statements, to normal year-end audit adjustments. All of such financial statements are hereinafter referred to as the "Financial Statements".

           (p) Except as disclosed in the Financial Statements or on Schedule 2(p) annexed hereto, as of the Closing, none of the Company or any of its subsidiaries had any indebtedness or liability, direct, contingent, matured or otherwise, individually in excess of $25,000.

           (q) Except as described in Schedule 2(q) annexed hereto, as contemplated by this Agreement or as disclosed in the Offering Documents, since June 30, 1995 there has not been nor is the Company (i) aware of any events, facts or circumstances which individually or in the aggregate could cause any (x) material adverse effect on the business, condition (financial or otherwise), operations, earnings, performance, properties or prospects of the Company or any of its subsidiaries or (y) material obligation, contingent or otherwise, directly or indirectly incurred or to be incurred by the Company or any of its subsidiaries or (ii) contemplating any (A) transaction which is material to the Company or any of its subsidiaries, (B) payment of dividends or distributions of any kind, (c) acquisition of any assets or properties, except in the ordinary course of business consistent with past practices, (D) sale, lease, transfer, disposition or encumbering of any assets or properties, except in the ordinary course of business consistent with past practices, (E) loans, advances, capital contributions or investments in or to any person or entity, except in the ordinary course of business consistent with past practices or (F) aggregate capital expenditures and commitments therefor in an amount equal to $25,000 or more in the aggregate.

           (r) The Company and its subsidiaries are in compliance with all applicable laws, regulations, rules, ordinances, orders, judgments and decrees of each federal, state, local or other governmental authority, except where the failure to be in compliance would not be likely to have, individually or in the aggregate, a Material Adverse Effect.

           (s) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes, except with respect to Rickel. The Company shall be solely responsible for all payments to be made to Rickel in connection herewith.

           (t) The SMTEK Agreement has been duly authorized by the Company and is the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally or as rights to indemnification may be limited by applicable securities laws. Except as to filings which may be required under applicable state securities regulations, no consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any Federal, state, local or other governmental authority or of any court or other tribunal was required for the execution, delivery or performance of the SMTEK Agreement by the Company. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which the Company or any of its subsidiaries is a party, or by which any of their properties or assets is bound or subject, was required for the execution, delivery or performance of the SMTEK Agreement by the Company; and the execution, delivery and performance of the SMTEK Agreement by the Company did not (with or without the giving of notice or the passage of time or both) violate, result in a breach of, conflict with, or entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or violate or result in a breach of any term of the Certificate of Incorporation or by-laws of the Company or any of its subsidiaries or (with or without the giving of notice or the passage of time or both) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or any of its subsidiaries or to which any of their operations, business, properties, or assets is bound or subject.

           (u) To the Company's knowledge following due and diligent inquiry, SMTEK is a duly organized corporation and in good standing under the laws of the State of California and has qualified to transact business in all other states requiring qualification therein. To the Company's knowledge following due and diligent inquiry, SMTEK has corporate power to own all of its properties and assets and to carry on its business as it is now
      being conducted.   To the Company's knowledge following due and diligent
      inquiry, the execution and delivery of the SMTEK Agreement and the consummation of the transactions contemplated therein did not violate any provision of any charter, by-law, mortgage, lien, lease, agreement, covenant, instrument, order, judgment or decree to which SMTEK is a party or by which SMTEK is bound; and did not violate any other restriction of any kind or character to which SMTEK is subject, including restrictions upon the assignment of contracts; nor cause the acceleration of the payment of any obligation. To the Company's knowledge following due and diligent inquiry, the corporate minute book of SMTEK is complete, including therein the Articles of Incorporation and By-Laws with any amendment thereto, and the meetings of directors referred to therein were duly called and held, and the minutes thereof represent all minutes of directors' meetings heretofore held, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

           (v) The Company has heretofore delivered to the Purchasers the audited financial statements covering the business and the operations of SMTEK dated March 31, 1995, and, to the Company's knowledge following due and diligent inquiry, said financial statements fairly represent the financial position of SMTEK as of the date thereof and the results of operations for the period covered by said statements. Promptly upon receipt thereof, the Company will deliver unaudited financial statements of SMTEK for the period ended August 31, 1995, together with a certificate from management of SMTEK as to the accuracy thereof. In the event that SMTEK's auditors, or any other certified public accounting firm, conduct a review of the unaudited financial statements of SMTEK for the period beginning April 1, 1995 and ending August 31, 1995, the financial statements prepared as a result of such review shall be the ones considered to have been delivered to the Purchasers pursuant to this clause and shall carry the certificate of management of SMTEK.

           (w) To the Company's knowledge following due and diligent inquiry, SMTEK has good and marketable title to its properties and assets (including, without limitation, the assets reflected in the above described balance sheet, except as subsequently sold or otherwise disposed of in the ordinary course of business), free and clear of all claims, rights, restrictions, conditions, covenants, easements, liens and encumbrances except the lien of property taxes not yet due and equipment which is leased and described in Schedule

      III annexed hereto. The Company expressly excludes from SMTEK's property and assets, and makes no such representations with respect to, any production materials or inventory which may be located on SMTEK premises but which is owned and supplied by customers of SMTEK.

           (x) (i) To the Company's knowledge following due and diligent inquiry, SMTEK has timely filed or caused to be timely filed all federal, state and local tax returns for income taxes, sales taxes, withholding and all payroll taxes, property taxes, and all other taxes of every kind whatsoever required by law to have been filed, and all such tax returns are complete and accurate. For the purpose of the preceding sentence, a return shall be deemed to be timely filed if it is filed after the date due but within any period allowed in an extension granted by the taxing authority.

           (ii) To the Company's knowledge following due and diligent inquiry, SMTEK has paid or caused to be paid all taxes which have become due, whether pursuant to said returns or pursuant to any assessments or otherwise, and there is no further liability (whether or not disclosed on such returns or assessments) for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth in the financial statements referred to in clause (u) above.

           (iii) To the Company's knowledge following due and diligent inquiry, the amounts set up as provisions for taxes on the financial statements of SMTEK as of March 31, 1995, and the unaudited financial statements of SMTEK as of August 31, 1995, are sufficient for the payment of all unpaid federal, state, county and local taxes of SMTEK accrued for or applicable to the period ended on such date, and for all years and periods prior thereto and for which SMTEK may be liable in its own right or as transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture or other entity.

           (y) To the Company's knowledge following due and diligent inquiry, aside from the capital stock of SMTEK which is issued and outstanding in the names of the SMTEK Sellers as described in the SMTEK Agreement, there are outstanding no options, warrants or other rights to acquire any issued shares of the stock of SMTEK.

           (z) Except as described in Schedule 2(z) annexed hereto, to the Company's knowledge following due and diligent inquiry, there are no actions, suits or proceedings pending against SMTEK either in court or before any administrative board, agency or commission including, without limitation, environmental matters, actions by employees or product liability claims. To the Company's knowledge following due and diligent inquiry, the SMTEK Sellers have no notice or knowledge that any such action, suit or proceeding is threatened.

           (aa) To the Company's knowledge following due and diligent inquiry, all equipment used by SMTEK is in good repair and operating condition and conforms to all applicable ordinances and regulations.

           (bb) The full, true and complete schedule of all leases and material contracts of SMTEK is annexed hereto as Schedule III. For the purpose of this clause, a material contract is defined to be any contract involving a commitment in excess of $10,000 but excluding, however, insurance policies and group insurance policies to which SMTEK is a party. With respect to insurance policies and group insurance policies to which SMTEK is a party, as well as all material contracts together with all amendments and statements thereto, upon the request of the Purchasers, the Company will make such policies and contracts available to the Purchasers or its duly authorized representative prior to the Closing Date. To the Company's knowledge following due and diligent inquiry, there are no material defaults nor are there any obligations of SMTEK to be performed under said material contracts other than those set forth in the written agreements.

           (cc) To the Company's knowledge following due and diligent inquiry, SMTEK does not have any liabilities except as reflected on its financial statements heretofore delivered to the Purchasers and except as incurred in the ordinary course of business since the date of said financial statements or disclosed otherwise in the SMTEK Agreement. To the Company's knowledge following due and diligent inquiry, all liabilities of SMTEK as of the date hereof or incurred hereafter can be prepaid in full, without penalty, by SMTEK at any time. SMTEK is not directly or indirectly liable upon or with respect to (by discount, repurchase agreement or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume any debt or obligation of any corporation, association, partnership, joint venture or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection.

           (dd) To the Company's knowledge following due and diligent inquiry, SMTEK is not, and on the Closing Date will not be, indebted to any of its shareholders, or to any officers or directors of SMTEK, or to their respective spouses and/or children in any amount whatsoever other than for payment of salaries and compensation for services rendered, other than those obligations set forth in Schedule II annexed hereto.

           (ee) To the Company's knowledge following due and diligent inquiry, prior to the consummation of the transactions contemplated by the SMTEK Agreement on January 12, 1996, each of the SMTEK Sellers was the lawful owner and holder of the number of shares of the capital stock of SMTEK set forth in Schedule I annexed hereto and had valid and marketable title thereto, free and clear of any claims, liens, restrictions or encumbrances of or by others, including any claims which might arise under community property laws, and each of the SMTEK Sellers had the absolute and unrestricted right, power, authority and capacity to sell, assign and transfer his shares as provided in the SMTEK Agreement, without prior consent of any other party.

           (ff) To the Company's knowledge following due and diligent inquiry, any voting trust or other arrangement which may have existed with respect to the power to vote the shares of capital stock of SMTEK, or any other restriction upon the power of the owner and holder of said shares, has been terminated or revoked and said shares were conveyed to the Company free of any restriction or limitation.

           (gg) To the Company's knowledge following due and diligent inquiry, there is not presently in existence to which SMTEK is a party any profit sharing, pension or bonus plans for any of SMTEK's officers, directors or employees.

           (hh) All of the transactions contemplated by the SMTEK Agreement have been consummated in accordance with the terms thereof without any waiver by any party of any conditions precedent to the closing thereunder (except as set forth on Schedule 2(hh) annexed hereto), including, without limitation, the purchase by the Company of the SMTEK Shares, and the Company has good title to the SMTEK Shares, free and clear of all Liens, claims, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts. To the best of the Company's knowledge, none of the representations, warranties, covenants and obligations contained in the SMTEK Agreement have been breached by any party to such agreement (with or without the giving of notice or the passage of time or both).

     The Company acknowledges that the Purchasers and, for purposes of the opinion to be delivered to the Purchasers pursuant to Section 3.2 hereof, counsel to the Company, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     SECTION 3.  CONDITIONS OF CLOSING.

     A. Your obligation to purchase and pay for the Securities to be purchased by you on the Closing Date shall be subject to the satisfaction on or before the Closing Date of the conditions hereinafter set forth.

     Section 3.1.  Proceedings Satisfactory.   All proceedings taken on or
prior to the Closing Date in connection with the issuance of the Securities and the consummation of the transactions contemplated hereby and all documents and papers relating thereto including, without limitation, the Operative Documents shall be reasonably satisfactory in form and substance to you, and you shall have received copies of such documents, papers and certificates of the Company, all in form and substance reasonably satisfactory to you as you may request in connection therewith.

     Section 3.2. Opinions of Counsel. You shall have received an opinion or opinions dated the Closing Date from Charles Linn Haslam, Esq. and such other counsel to the Company reasonably acceptable to you, substantially in the form(s) attached hereto as Exhibit F.

     Section 3.3. Sale of the Securities. Contemporaneously with the Closing, each of the Purchasers shall have purchased the Securities to be purchased by them at the Closing as specified in Schedule A.

     Section 3.4. Registration Rights Agreements. You shall have received the Registration Rights Agreement with respect to the Collateral Security Warrant Shares and the R&A Collateral Stock, dated the date hereof (the "Collateral Registration Rights Agreement"), substantially in the form annexed hereto as Exhibit G, duly executed by the Company. In addition, Rickel have received the Registration Rights Agreement with respect to certain securities of the Company to be issued to Rickel, dated the date hereof (the "Rickel Registration Rights Agreement;" and together with the Collateral Registration Rights Agreement, the "Registration Rights Agreements"), substantially in the form annexed hereto as Exhibit H, duly executed by the Company.

     Section 3.5. Consents. The Company shall have obtained all consents, approvals and authorizations included on Schedule 3.5 annexed hereto.

     Section 3.6. Pledge Agreements. You shall have received the Pledge Agreement duly executed by Rickel.

     Section 3.7. Collateral Agency Agreement. You shall have received the Collateral Agency Agreement duly executed by Rickel and First Union National Bank, as collateral agent.

     B. The Company's obligation to sell, issue and deliver the Securities to the Purchasers shall be subject to the satisfaction on or before the Closing Date of the condition hereinafter set forth.

     Section 3.8. Receipt of Proceeds. In respect of the Closing Date, the Company shall have received an aggregate of $5,300,000 paid or payable as provided in Section 1.2 of proceeds from the sale of the Securities.

     C. The Company's obligation to sell, issue and deliver the Securities purchased by the Bridge Noteholders (as noted on Schedule A) shall be subject to the satisfaction on or before the Closing Date of the condition hereinafter set forth.

     Section 3.9. Receipt of Bridge Notes. Each of the Company's 10% Senior Bridge Notes due December 25, 1995 shall have been surrendered for cancellation to the Company by the holders thereof contemporaneously with the Closing.

     SECTION 4.  THE NOTES.

     Section 4.1.  Repayment.  The Notes shall be repaid on July 1, 1997.

     Section 4.2. Interest. The Notes will bear interest at the per annum rate of 10% and will accrue interest from the dates set forth on Schedule A. Interest will be payable quarterly in arrears on each June 1, September 1, December 1 and March 1, commencing June 1, 1996, to the registered Holders at the close of business on May 27th, August 27th, November 26th or February 24th, respectively, immediately preceding the next payment date. Interest shall be computed on the basis of a 360-day year and actual days elapsed. The Company shall pay principal and interest to each registered Holder in the manner provided in Schedule A hereto under the name of such holder.

     Section 4.3. Optional Prepayment of the Notes. The amounts outstanding under the Notes may be prepaid in advance of the scheduled repayment date at the option of the Company at any time, upon notice given as provided in Section 4.5, in whole or in part (in a minimum aggregate principal amount of at least $500,000 and in any greater principal amount that is a multiple of $50,000), in each case at 100% of the principal amount outstanding under the Notes so to be prepaid, together with interest accrued (but unpaid) thereon to the date fixed for such optional prepayment, without premium. Notwithstanding the foregoing, if all amounts outstanding under the Notes of any Holder are to be prepaid, the entire outstanding principal amount of the Notes held by such holder (even if not a multiple of $50,000) may be prepaid.

     As more fully set forth in (and subject to the terms and conditions of) the Pledge Agreement and the Collateral Agency Agreement, the Company shall have the right, but not the obligation, to fund the optional prepayment of all, but not less than all, amounts then outstanding under the Notes with the net proceeds of the sale of (a) authorized but unissued shares of Common Stock or shares of Common Stock held in DDL's treasury (such shares shall be referred to herein as the "DDL Shares") or the Collateral Security Warrant Shares and (b) up to 706,667 shares of R&A Collateral Stock, as more fully set forth herein. In the event that the sale of not less than 1,060,000 DDL Shares or of the Collateral Security Warrant Shares (the net proceeds of such sale shall be referred to herein as the "DDL and Collateral Security Warrant Shares Proceeds") does not result in an amount sufficient to prepay all amounts outstanding under the Notes (the "Prepayment Amount"), the Company may also sell (on the same terms and subject to the same conditions) that number of shares of R&A Collateral Stock (which number shall in any event not exceed 706,667) which will result in the receipt by the Company of the difference between the Prepayment Amount and the DDL and Collateral Security Warrant Shares Proceeds. Notwithstanding anything contained herein to the contrary, the Company shall not sell any Collateral Security Warrant Shares or shares of R&A Collateral Stock unless all amounts then outstanding under the Notes shall be prepaid immediately upon consummation of such sale. Any shares of R&A Collateral Stock sold by the Company in connection with an optional prepayment of the Notes shall not include any of the 353,333 shares of R&A Collateral Stock registered by the Company under the Securities Act pursuant to Section 6.15.

     The Company shall also have the right, but not the obligation, to fund the optional prepayment of less than all amounts outstanding under the Notes with the net proceeds of the sale of DDL Shares. However, the Company may not use any Collateral Security Warrant Shares or shares of R&A Collateral Stock to fund a partial prepayment.

     The Holders being so prepaid shall have the option, in their sole discretion, to accept as payment of the applicable prepayment price any shares of Common Stock (whether DDL Shares, Collateral Security Warrant Shares or shares of R&A Collateral Stock) intended to be sold by the Company to fund such optional prepayment instead of a cash payment of the applicable prepayment price.

     Section 4.4. Mandatory Prepayment of the Notes. The Company shall be required to use all proceeds of the sale, lease or conveyance of any of its or its subsidiaries' assets (other than sales, leases or conveyances in the ordinary course of business and consistent with such company's past practices) to prepay the amounts outstanding under the Notes, in each case at 100% of the principal amount of the Notes so to be prepaid, together with interest accrued (but unpaid) thereon to the date fixed for such mandatory prepayment, without premium. Any such mandatory prepayment shall be consummated as soon as practicable (but in any event not more than five (5) days) after consummation of such sale, lease or conveyance. Notwithstanding anything contained herein to the contrary, up to an aggregate of $13.5 million of the proceeds of all of such sales, leases or conveyances may be used by the Company to repay Senior Indebtedness (as hereinafter defined in Section 6.2) in accordance with the terms thereof in an aggregate amount not to exceed the Permitted Amount (as hereinafter defined in Section 6.2).

     Section 4.5. Notice of Prepayment. The Company will give written notice of any prepayment of amounts outstanding under the Notes pursuant to Sections
4.3 or 4.4 to the Holders not less than thirty (30) days, nor more than sixty
(60) days, prior to the date fixed for such prepayment in such notice, which notice shall specify the principal amount of the Notes so to be prepaid, together with the amount of interest accrued thereon, and the date fixed for such prepayment.

     In the event that any Holder elects, pursuant to Section 4.3, to accept as payment of any applicable prepayment price any shares of Common Stock (whether DDL Shares, Collateral Security Warrant Shares or shares of R&A Collateral Stock) intended to be sold by the Company to fund such optional prepayment instead of a cash payment of the applicable prepayment price, then such Holder shall notify the Company of such election at least fifteen (15) days prior to the date the Company fixed for such prepayment.

     Section 4.6. Allocation of Prepayment Payments. If less than all of the amounts then outstanding under the Notes is to be prepaid pursuant to Sections
4.3 or 4.4 and more than one Note is outstanding, the Company shall allocate the total principal amount to be prepaid pro rata as nearly as practicable among the Notes, based upon the then outstanding principal amounts thereof.

     Section 4.7. Surrender of Notes; Notation Thereon. Upon any prepayment of a portion of the principal amount of any Note, the holder of such Note at its option may require the Company to make and deliver, at the expense of the Company (other than for transfer taxes, if any), upon surrender of such Note, a new Note payable to such Person or Persons as may be designated by such holder in the principal amount of the surrendered Note then remaining unpaid, dated as of the date to which interest has been paid on the unpaid principal amount of the surrendered Note (or, if no such interest has been paid, dated as of the date of the surrendered Note), or may present such Note to the Company for notation thereon of the payment of the portion of the principal amount of such Note so prepaid.

     SECTION 5. INSPECTION. So long as you shall hold any of the Securities, you and your authorized representatives shall have the right, at your expense (unless an Event of Default has occurred and is continuing, in which case at the Company's expense), upon notice to the Company (unless an Event of Default shall have occurred and be continuing, in which case without notice) to visit and inspect during normal business hours any of the properties of the Company or its subsidiaries, to examine the books of account and records of the Company and its subsidiaries and to be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and its subsidiaries with, and to be advised as to the same by, its officers, and its independent public accountants (and the Company authorizes such independent public accountants to discuss the financial matters of the Company and its subsidiaries with such holder of Securities or its representatives, regardless of whether any representative of the Company, after notice thereof as required above, elects to be present), at any reasonable time, to any reasonable extent, and as often as may be reasonably desired by such holders. The Company will likewise afford you and such other holders the opportunity to obtain any information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of any of the representations and warranties made by the Company.

     SECTION 6. COVENANTS. The Company covenants and agrees that on and after the date hereof, so long as any of the Notes or the Collateral Security Warrants shall be outstanding or any amount shall be due and unpaid thereunder:

     Section 6.1. Payment of the Notes. The Company shall pay the principal of and interest on the Notes on the date and in the manner provided in the Notes and in this Agreement. The obligation of the Company described in the preceding sentence is absolute and unconditional, irrespective of any tax or accounting treatment of such obligation.

     Section 6.2. Seniority. Payment of the principal and interest on the Notes is senior in right of payment to the payment of all existing and future Indebtedness (as hereinafter defined) of the Company and its subsidiaries (the "Junior Debt") other than up to $13.5 million (plus approximately $3.2 million of certain amounts owing by the Company under its post-retirement non-competition and consulting programs as reflected in the Financial Statements) of Indebtedness of the Company and its subsidiaries, including capitalized lease obligations of the Company and its subsidiaries (the "Permitted Amount"). The aggregate amount of all existing Indebtedness of the Company and its subsidiaries reflected in the Financial Statements which by its terms ranks senior or pari passu in right of payment to the Notes, as well as the Indebtedness evidenced by certain cumulative convertible debentures of the Company in the aggregate principal amount of approximately $3.5 million sold by the Company on or prior to the Closing Date which shall rank pari passu in right of payment with the Notes (collectively, the "Senior Indebtedness"), shall be included in the Permitted Amount. The Company shall not, and shall cause its subsidiaries not to, incur or suffer to exist any Indebtedness in an aggregate amount in excess of the Permitted Amount which ranks or would rank senior or pari passu in right of payment to the Notes. "Indebtedness" means
(a) any liability of the Company or any of its subsidiaries (i) for borrowed money, or (ii) evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), given in connection with the acquisition of property, assets or services, or
(iii) for the payment of rent or other amounts relating to capitalized lease obligations; (b) any liability of others described in the preceding clause (a) which the Company or any of its subsidiaries has guaranteed or as to which it or any of them has provided security or which is otherwise its or any of their legal liability (except such liabilities which the Company or any of its subsidiaries may not subordinate to the payment of the Notes as a matter of law); and (c) any modification, renewal, extension, replacement or refunding of any such liability described in the preceding clauses. Upon any Event of Default relating to the payment of principal of, or interest on, the Notes or any fee or other amount payable by the Company under the Notes whether at maturity or otherwise, no payment may be made with respect to the principal of, or interest on, any Junior Debt or with respect to any fee or other amount payable by the Company or any of its subsidiaries on any Junior Debt or in respect of any redemption, retirement, purchase or other acquisition thereof, unless and until such Event of Default has been cured or waived or has ceased. Upon any other Event of Default and upon written notice thereof given to the Company, no payment may be made with respect to the principal of, or interest on, any Junior

Debt or with respect to any fee or other amount payable by the Company or any of its subsidiaries on any Junior Debt or in respect of any redemption, retirement, purchase or other acquisition thereof unless and until such Event of Default has been cured or waived or has ceased. Upon any payment or distribution of the assets of the Company or any of its subsidiaries to creditors upon dissolution, total or partial liquidation or reorganization of or similar proceeding relating to the Company or any of its subsidiaries, the Holders will be entitled to receive payment in full before any holder of Junior Debt is entitled to receive payment.

     Section 6.3. Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its and its subsidiaries' existence, each in accordance with their respective Certificate of Incorporation and By-laws and the rights (charter and statutory) and franchises of the Company and its subsidiaries; provided, however, that neither the Company nor any of its subsidiaries shall be required to preserve, with respect to itself, any right or franchise, if (a) the Board of Directors of such company shall determine reasonably and in good faith that the preservation thereof is no longer desirable in the conduct of the business of such company and (b) the loss thereof is not adverse in any material respect to the holders of the Securities.

     Section 6.4. Payment of Taxes and Other Claims. The Company shall pay or discharge, and cause its subsidiaries to pay or discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon such company or properties and assets of such company and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, that have become due and payable and that by law have or may become a Lien upon the property and assets of such company; provided, however, that such company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

     Section 6.5. Maintenance of Insurance. From and at all times after the Closing Date, the Company shall have, and shall cause its subsidiaries to have, in effect customary property and comprehensive general liability insurance, in each case on terms and in an amount reasonably sufficient (taking into account, among other factors, the creditworthiness of the insurer) to avoid a Material Adverse Change.

     Section 6.6. Limitation on Transactions with Affiliates. Except as described herein or as set forth on Schedule 6.6 annexed hereto, after the Closing Date, the Company shall not, and shall cause its subsidiaries not to, enter into any contract, arrangement, understanding or transaction with any affiliate or stockholder (an "Affiliate Transaction") or series of related Affiliate Transactions except for transactions approved in advance by a majority of the disinterested (as to such transaction) members of the Board of Directors of the Company.

     Section 6.7. Limitation on Lines of Business. The Company shall not, and shall cause its subsidiaries not to, directly or indirectly engage to any material extent in any line or lines of business activity other than as set forth in the Offering Documents.

     Section 6.8. Limitation on Consolidation, Merger and Sale of Assets. Except as contemplated hereby, the Company shall not, and shall cause its subsidiaries not to, consolidate with or merge with or into another person or, directly or indirectly, sell, lease or convey all or substantially all of its assets, whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons.

     Section 6.9. Observance of Statutes, Regulations and Orders. The Company shall, and shall cause its subsidiaries to, remain at all times in compliance with all statutes, rules and regulations of any Governmental Body and all Orders, except where the failure to comply is not reasonably likely to have a Material Adverse Effect.

     Section 6.10. Maintenance of Properties. The Company shall, and shall cause its subsidiaries to, maintain, preserve, protect and keep the properties material to the operation of the business of such company in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times consistent with past practices of such company.

     Section 6.11. Books and Records. The Company shall, and shall cause its subsidiaries to, keep books and records which accurately reflect all of its material business affairs and transactions.

     Section 6.12. Restricted Payments. The Company shall not declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of the Company's capital stock.

     Section 6.14. Limitation on Liens. The Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly, create, receive, assume or permit to exist or otherwise cause or permit to become in effect any Lien other than any Liens securing the repayment of Indebtedness in an aggregate amount not to exceed the Permitted Amount.

     Section 6.15. Registration of R&A Collateral Stock and Collateral Security Warrant Shares. In order to facilitate the repayment of the Notes, whether prior to or at maturity, the Company shall file, within sixty (60) days of the date hereof, a "shelf" Registration Statement on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering the offer and sale of 353,333 shares of the R&A Collateral Stock (the "Shelf Registration"). The Shelf Registration shall also cover the offer and sale of (i) the Common Stock Purchase Warrants, (ii) the Common Stock Purchase Warrant Shares, (iii) 572,683 shares of Common Stock to be issued by the Company to Rickel (or its nominees) on the Closing Date pursuant to the Engagement Letter, dated as of January 30, 1996 (the "Engagement Letter"), between Rickel and the Company, (iv) certain other warrants (the "Rickel Warrants") exercisable to purchase an aggregate of 670,000 shares of Common Stock issued to Rickel (or its nominees) on the Closing Date pursuant to the Engagement Letter and (v) 670,000 shares of Common Stock issuable upon exercise of the Rickel Warrants. (All of the securities of the Company which will be registered pursuant to the Shelf Registration are hereinafter referred to as the "Immediately

Registrable Securities"). The Company will use its best efforts to have the Shelf Registration declared effective as soon as practicable, and in any event within one hundred twenty (120) days of the date hereof, and to keep such Shelf Registration continuously effective for a period (the "Target Effective Period") of at least thirty six (36) consecutive months following the date on which such Shelf Registration is declared effective (or such shorter period which will terminate when all securities covered by such Shelf Registration have been sold or withdrawn, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable). The Company further agrees, if necessary, to supplement or amend the Shelf Registration, as required by the registration form used by the Company for such Shelf Registration or by the instructions applicable to such registration form or by the Securities Act or as reasonably requested (which request shall result in the filing of a supplement or amendment) by any holder or prospective holder of the Immediately Registrable Securities, and the Company agrees to furnish to such holders, their counsel and any managing underwriter copies of any such supplement or amendment prior to its being used and/or filed with the Commission. The Company will pay all Registration Expenses (as defined in the Collateral Registration Rights Agreement) incurred in connection with the Shelf Registration, whether or not it becomes effective. In addition, the holders of the Immediately Registrable Securities shall be entitled to the "Piggyback Registration Rights" described in Section 2 of the Collateral Registration Rights Agreement from the date hereof until such time as (x) a Registration Statement (as defined in the Collateral Registration Rights Agreement) covering all of the Immediately Registrable Securities has been declared effective by the Commission and all of the Immediately Registrable Securities have been disposed of pursuant to such effective Registration Statement or (y) the Immediately Registrable Securities are held by one or more Persons who could sell all Immediately Registrable Securities held by each such Person in a single sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, whichever is earlier. The Company shall pay all Registration Expenses incurred in connection with any such Piggyback Registration, whether or not it becomes effective. In connection with any such Shelf or Piggyback Registration, the provisions set forth in Sections 3 and 5 of the Collateral Registration Rights Agreement shall apply and are incorporated herein by reference and made a part hereof. In addition, the provisions set forth in Section 7 of the Collateral Registration Rights Agreement are incorporated herein by reference and made a part hereof. All capitalized terms used in such sections shall have the respective meanings given such terms in the Collateral Registration Rights Agreement, however, "Holders" and "Selling Holders" shall each mean the holders of the Immediately Registrable Securities and "Registrable Securities" shall mean the Immediately Registrable Securities. The rights to cause the Company to register the Immediately Registrable Securities granted pursuant to this Section (whether pursuant to a Shelf or Piggyback Registration) may be transferred or assigned by any holder of Immediately Registrable Securities to a transferee or assignee. The provisions of this Section shall inure to the benefit of, and be enforceable by, each holder of Immediately Registrable Securities and their respective successors and assigns.

     As more fully set forth in, and pursuant to and in accordance with, the Collateral Registration Rights Agreement, in order to facilitate the repayment of the Notes, whether prior to or at maturity, on or prior to May 1, 1997 (provided that the Notes are still outstanding at such time) the Company shall file a "shelf" Registration Statement on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering the offer and sale of all of the Collateral Security Warrant Shares and the remaining 706,667 shares of R&A Collateral Stock. In the event of the occurrence of an Event of Default prior to the filing of such "shelf" Registration Statement, the Holders may demand that the Company file at such time a "shelf" Registration Statement on the appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act covering the offer and sale of all of the Collateral Security Warrant Shares and the remaining 706,667 shares of R&A Collateral Stock.

     SECTION 7.  DEFINITIONS.

     Section 7.1. Additional Definitions. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

     "Acquisition" shall mean the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

     "Affiliate" shall mean (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company,
(ii) any spouse, immediate family member or other relative who has the same principal residence of any person described in clause (i) above and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means
(a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract or otherwise or (b) the beneficial ownership of 10% or more of any class of voting capital of a person (on a fully diluted basis) or of warrants or other rights to acquire such class of capital (whether or not presently exercisable).

     "Bankruptcy Code" shall mean Title 11 of the United States Code (as now or hereafter in effect).

     "Business Day" shall mean any day on which commercial banks in the State of New York are not authorized or required to close.
     "Cash" shall mean U.S. Legal Tender.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Collateral Agent" shall mean First Union National Bank, as collateral agent under the Collateral Agency Agreement.

     "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

     "Company" shall have the meaning ascribed thereto in the first paragraph of this Agreement.

     "GAAP" shall mean generally accepted accounting principles as in effect in the United States on the date hereof.

     "Governmental Body" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, Agency or instrumentality, foreign or domestic.

     "Lien" shall mean any mortgage, lien, pledge, charge, security interest, limitation on voting rights or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest, and any option or other agreement to give any security interest).

     "Majority Noteholders" shall mean, at any time, the holders of at least a majority in principal amount of the then outstanding Notes; provided, the Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not outstanding for this purpose; provided, no Holder shall be deemed an Affiliate of the Company solely by reason of its exercise of remedies under the Operative Documents.

     "Material Adverse Change" shall mean any material adverse change in the business, condition (financial or otherwise), operations, earnings, performance, properties or prospects of the Company and its subsidiaries taken as a whole or SMTEK or the ability of the Company or any of the Subsidiaries to perform their respective obligations under the Operative Documents.

     "Material Adverse Effect" shall mean a material adverse effect on the business, condition (financial or otherwise), operations, earnings, performance, properties or prospects of the Company and its subsidiaries taken as a whole or SMTEK.

     "Order" shall mean any lawful order, writ, injunction, decree, judgment, award, determination, direction or demand.

     "Person" shall mean an individual, partnership, trust, corporation, a government or agency or political subdivision or any agency, department or instrumentality thereof or other person or entity.
     "Proceeds" shall mean "proceeds," as such term is defined in Section 9-306(1) of the UCC, and, in any event, includes, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Body (or any Person acting under color of any Governmental Body), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "R&A Collateral Stock" shall mean 1,060,000 shares of Common Stock pledged by Rickel as collateral security for the satisfaction of the Company's obligations under the Notes.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at any applicable time.

     "SMTEK Common Stock" shall mean the common stock, no par value per share, of SMTEK.

     "SMTEK Shares" shall mean all of the outstanding shares of SMTEK Common Stock being purchased by the Company pursuant to the SMTEK Agreement.

     "Subsidiaries" shall mean each of Irlandus Circuits Limited, DDL Electronics Limited, DDL Europe Limited and SMTEK.

     "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Purchasers' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

     Section 7.2. Subsidiaries. For purposes of this Agreement, the Company's subsidiaries shall include, but shall not be limited to, the Subsidiaries.

     SECTION 8.  EVENTS OF DEFAULT; REMEDIES.

     Section 8.1. Events of Default Defined; Acceleration of Maturity. Subject to Section 8.3, if one or more of the following events (an "Event of Default") shall occur and be continuing:

           (a) the Company shall default in the payment when due of any principal of, or interest on, any Note or any fee or other amount payable by the Company under any Note or this Agreement, and such default shall continue unremedied for a period of five (5) days; or

           (b) the Company shall default in the performance of any of its covenants or agreements in any Note or other Operative Document or any of the representations and warranties of the Company contained in this Agreement were untrue when made, and such default shall continue unremedied for a period of ten (10) days; or

           (c) the Company or any of its subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

           (d) Any Material Adverse Change shall occur or shall have occurred;
      or

           (e) the Company or any of its subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any action for the purpose of effecting any of the foregoing; or

           (f) a proceeding or case shall be commenced, without the application or consent of the Company or any of its subsidiaries, as the case may be, in any court of competent jurisdiction seeking (i) the liquidation, reorganization, dissolution or winding-up of the Company or any of its subsidiaries or of their respective assets or the composition or adjustment of their respective debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or any of its subsidiaries, or of all or any substantial part of their respective assets or (iii) similar relief in respect of its creditors, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of thirty (30) days or an order for relief against any of them or any of their respective assets shall be entered in an involuntary case under the Bankruptcy Code;

     THEREUPON:   (x) the Notes and all amounts payable by the Company under the Notes shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company, and in any case the Holders may take such action as is permitted to enforce their rights thereunder; (y) the Company shall pay all of the expenses of the Holders incurred for the collection of the Notes and for the enforcement and protection of their rights under the Notes and the other Operative Documents, including reasonable attorneys' fees and legal expenses; and (z) the Holders may exercise from time to time any rights and remedies available to them by law, including those available under any agreement or other instrument, if any, relating to the amounts owed under the Notes or any security therefor (including, without limitation, under the Collateral Security Warrants, the Pledge Agreement and the Collateral Agency Agreement). No failure or delay on the part of the Holders in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The Holders may apply any funds received from the Company or (subject to Section 8.3) realize upon any collateral securing payment of the Notes, if any, in such manner and order of priority and against such payment obligations hereunder as such holders may determine.

     Section 8.2. Miscellaneous. The Company hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest of the Notes. No waiver of any provision of the Notes, or any agreement or instrument evidencing or providing security for the Notes made by agreement of the Holders and any other person or party, shall constitute a waiver of any other terms hereof, or otherwise release or discharge the liability of the Company under the Notes. The Company agrees to perform and comply with each of the covenants, conditions, provisions and agreements of the Company contained in the Notes. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

     Section 8.3. Collateral Security. As more fully set forth in (and subject to the terms and conditions of) each of the Collateral Security Warrants, the Pledge Agreement and the Collateral Agency Agreement, after the occurrence of an Event of Default the Holders may exercise the Collateral Security Warrants and sell the Collateral Security Warrant Shares (whether pursuant to a public or private sale) and apply the net proceeds of such sale to the satisfaction of the Company's obligations hereunder to the Holders. To the extent that the net proceeds of the sale of the Collateral Security Warrant Shares are insufficient to satisfy in full all of the Company's obligations hereunder to the Holders, the Holders shall also be entitled to sell that portion, or all (as the case may be), of the R&A Collateral Stock necessary for the satisfaction in full of all of the Company's obligations hereunder to the Holders.

     To satisfy the Company's obligations hereunder to the Holders, the Holders shall have the option, in their sole discretion (in lieu of exercising the foregoing right of sale), to retain the Collateral Security Warrant Shares and that portion, or all (as the case may be), of the R&A Collateral Stock as is necessary for the satisfaction in full of the Company's obligations hereunder to the Holders. In such event, each Collateral Security Warrant Share and each share of the R&A Collateral Stock so retained shall be valued at the lower of
(x) the average of the daily closing sale prices of the Common Stock for the twenty (20) consecutive trading days preceding the date the Collateral Security Warrants were exercised by the Holders or (y) the closing sale price of the Common Stock on the date the Collateral Security Warrants were exercised by the Holders, in each case less a discount of 6% of such amount. The closing sale price of the Common Stock for each trading day as used herein shall be: (a) if the Common Stock is listed or admitted for trading on any national securities exchange or included in the Nasdaq National Market or Nasdaq Small-Cap Market, the last reported sales price as reported on such exchange or market, as the case may be; (b) if the Common Stock is not listed or admitted for trading on any national securities exchange or included in the Nasdaq National Market or Nasdaq Small-Cap Market, the average of the last reported closing bid and asked quotation for the Common Stock as reported on the Automated Quotation System of NASDAQ or a similar service if NASDAQ is not reporting such information; (c) if the Common Stock is not listed or admitted for trading on any national securities exchange or included in the Nasdaq National Market or Nasdaq Small-Cap Market or quoted by NASDAQ or a similar service, the average of the last reported bid and asked quotation for the Common Stock as quoted by a market maker in the Common Stock (or if there is more than one market maker, the bid and asked quotation shall be obtained from two market makers and the average of the lowest bid and highest asked quotation shall be the closing price); or (d) if the Common Stock is not listed or admitted for trading on any national securities exchange or included in the Nasdaq National Market or Nasdaq Small-Cap Market or quoted by NASDAQ and there is no market maker in the Common Stock, the fair market value of such shares as determined jointly by the Company and the Majority Noteholders, or if no such determination can be reached within fifteen (15) days, such determination shall be made by an appraiser who shall be mutually selected by the Company and the Majority Noteholders, the costs of such appraiser to be borne by the Company.

     To the extent that the above sale (or retention, as the case may be) of all of the Collateral

Security Warrant Shares and the R&A Collateral Stock is not sufficient to satisfy in full all of the Company's obligations hereunder to the Holders, then such remainder shall continue to be the Company's obligation.

     Notwithstanding anything contained herein to the contrary (but subject to the specific terms and conditions of the Collateral Security Warrants, the Pledge Agreement and the Collateral Agency Agreement), any rights and remedies available to the Holders upon an Event of Default (pursuant to any of the Operative Documents, law or otherwise) may be exercised in such manner as the Holders may determine in their sole discretion.

     SECTION 9.  REGISTRATION, TRANSFER AND EXCHANGE OF NOTES.    The Company
will keep at its principal executive office a note register in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it will provide for the registration and transfer of the Notes.

     The Notes may not be pledged, sold, assigned, hypothecated or otherwise transferred until (1) a registration statement with respect thereto is effective under the Securities Act and any applicable state securities laws or
(2) the Company receives an opinion of counsel to the Company or other counsel to the holder of the Note, which other counsel is reasonably satisfactory to the Company, that the Note may be pledged, sold, assigned, hypothecated or transferred without an effective registration statement under the Securities Act or applicable state securities laws.

     The holder of any Note, at such holder's option, may surrender the same for transfer or exchange either at the principal executive office of the Company or at the place of payment named in said Note, accompanied in the case of a transfer or assignment by a written instrument of transfer or assignment in form satisfactory to the Company duly executed by the registered holder thereof or by such holder's attorney duly authorized in writing. In case any Holder shall so request the transfer, assignment or exchange of any Note, the Company, at its expense, will execute and deliver (in each case insured to your reasonable satisfaction) in exchange therefor one or more new Notes, as may be requested by such holder, in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered. Any
Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Notwithstanding the foregoing, Notes may not be issued in denominations of less than $25,000 (except if the entire outstanding principal balance of the Notes of such holder is less than $25,000, in which case one Note for the entire outstanding principal amount of the outstanding Notes of such holder may be issued) and no transfer, assignment or exchange of Notes will be effected if the result of such transfer, assignment or exchange would be to cause the Company to be required to register as an investment company under the Investment Company Act.

     The Company and any agent of the Company may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue.

     SECTION 10. LOST NOTES, ETC. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to it, upon surrender and cancellation of such Note or receipt of such indemnity, the Company will make and deliver in lieu of such Note a new
Note in the same unpaid principal amount and dated as of the date to which interest has been paid thereon.

     SECTION 11. AMENDMENT AND WAIVER. (a) Any term, covenant, agreement or condition of this Agreement or of the Notes or of the Collateral Security Warrants or the Common Stock Purchase Warrants, with the consent of the Company, may be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) by one or more substantially concurrent written instruments signed by the Majority Noteholders; provided, however, that

                 (i)   no such amendment or waiver shall

                       (x) reduce the principal of, or reduce the rate of or change the time for payment of interest on, any Note, or extend the maturity of any Note, or modify any other payment terms of any Note without the consent of the holder of each Note so affected, or

                       (y) modify any of the provisions of this Agreement or of the Notes with respect to the payment or prepayment thereof, or reduce the percentage of Holders required to approve any such amendment or effectuate any such waiver, or amend this Section 11 without the consent of the holders of all of the Notes at the time outstanding; and

                 (ii) no such waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

           (b) Any amendment or waiver pursuant to subsection (a) of this
      Section 11 shall apply equally to all the Holders and shall be binding upon them, upon each future holder of any Note and upon the Company, in each case whether or not a notation thereof shall have been placed on any Note.

     SECTION 12. HOME OFFICE PAYMENT. Notwithstanding anything to the contrary in this Agreement or the Notes, so long as you or any nominee designated by you shall be the holder of any Note, the Company shall punctually pay all amounts which become due and payable on such Note to you at your address or at such other place and in such manner as you may designate by notice to the Company, without presentation or surrender of such Note. You agree that prior to the sale, assignment, transfer or other disposition of any such Note, you will make notation thereon of the portion of the principal amount paid or prepaid and the date to which interest has been paid thereon, or surrender the same in exchange for a Note or Notes aggregating the same principal amount as the unpaid principal amount of the Note so surrendered.
You agree that, as promptly as practicable after the payment or prepayment in whole of any Note held by you or your nominee and receipt by you of a written request from the Company to surrender such Note to the Company for cancellation, you will surrender such Note at the office of the Company. The Company agrees to enter into an agreement similar to that contained in this Section with any other investor (or nominee thereof) who shall hold any of the Notes.

     SECTION 13. TAXES. The Company will pay all taxes (including interest and penalties), other than taxes imposed on or by reference to the income of the Holders, which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery (but not the transfer) of any of the Notes or the Collateral Security Warrants or the Common Stock Purchase Warrants or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes or the Collateral Security Warrants or the Common Stock Purchase Warrants and will save you and all subsequent holders of the Notes harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax. The obligations of the Company under this Section shall survive the payment of the Notes.

      SECTION 14.  MISCELLANEOUS.

     Section 14.1. Reliance on and Survival of Representations. All agreements, representations and warranties of the Company herein and in any certificates or other instruments delivered pursuant to this Agreement shall
(i) be deemed to be material and to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf, and (ii) survive the execution and delivery of this Agreement and of the Securities, and shall continue in effect so long as any of the Securities is outstanding and thereafter as provided herein.

     Section 14.2. Successors and Assigns; Transfers of Notes. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, you, and your respective successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each Person who shall from time to time be a holder of any of the Notes. The Company may not assign its rights under this Agreement. The Purchasers may transfer the Notes (and any portion thereof) at any time without the consent of the Company subject, however, to the requirements of Section 9.

     Section 14.3. Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier to the parties at the following address (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices sent by mail shall be effective two (2) days after mailing; notices sent by telex shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier.


               (i)   if to the Company:

                     DDL ELECTRONICS, INC.
                     2151 Anchor Court
                     Newbury Park, CA  91320

                     Attention:  Chief Executive Officer

                     Telephone:  (805) 376-2595
                     Telecopy:   (805) 376-9015


               (ii) if to you, at your address as set forth in Schedule A hereto or at such other address as you may hereafter designate by notice to the Company, and

               (iii) if to any other holder of a Note, at the address of such holder as it appears on the note register.

     Section 14.4. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 14.5. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 14.6. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Purchasers shall be enforceable to the fullest extent permitted by law.

     Section 14.7. Entire Agreement. This Agreement, together with the Registration Rights Agreements, the Pledge Agreement, the Collateral Agency Agreement, the Collateral Security Warrants, the Common Stock Purchase Warrants and the Notes, is intended by the parties as a final expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Registration Rights Agreements, the Pledge Agreement, the Collateral Agency Agreement, the Collateral Security Warrants, the Common Stock Purchase Warrants and the Notes (including the exhibits and schedules to each) supersede all prior agreements and understandings between the parties with respect to such subject matter.

     Section 14.8. Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorney's fees in addition to any other available remedy, provided that the Company shall not be required to pay for more than one firm of attorneys to represent all the holders of the Securities.

     Section 14.9. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York.

     The Company (a) hereby irrevocably submits to the jurisdiction of the state courts of the State of New York and the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement and the Notes, or the subject matter hereof or thereof brought by the holders of the Securities and (b) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement and the Notes or the subject matter hereof may not be enforced in or by such court, and (c) hereby waives in any such action, suit, or proceeding any offsets or counterclaims. The Company hereby consents to service of process by certified mail at the address set forth herein and agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the holders of the Securities. Final judgment against the Company in any such action, suit or proceeding shall be conclusive, and may be enforced in other jurisdictions (i) by suit, action or proceeding on the conclusive evidence of the fact and of the amount of any indebtedness or liability of the Company therein described or (ii) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the holders of the Securities may at their option bring suit, or institute other judicial proceedings, against the

Company or any of its assets in any state or Federal court of the United States or of any country or place where the Company or its assets may be found.

     Section 14.10. Action of Majority Noteholders. Except for such actions which are expressly provided in the Operative Documents to be taken by an individual holder of a Note, all actions required or permitted to be taken by the Holders of Notes under the Operative Documents including, without limitation, in connection with the exercise of remedies, shall be taken by the Majority Noteholders (individually or by a trustee or other agent designated by the Majority Noteholders to act on behalf of the Majority Noteholders); and the decision of the Majority Noteholders (or such trustee or agent, as applicable) shall be binding on all other Holders.

     If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this Agreement shall become a binding agreement between you and the Company.


                                       Very truly yours,

                                       DDL ELECTRONICS, INC.


                                       By: /s/ Gregory L. Horton
                                          ----------------------------------
                                          Gregory L. Horton
                                          President and Chief Executive Officer

The foregoing Agreement is
hereby accepted as of the date
first above written:

SARATOGA HOLDINGS INC.



By: /s/ Gregg Smith
   ------------------------------
   Name: Gregg Smith
   Title: CEO



/s/ Gregg A. Smith
- ----------------------------
Gregg A. Smith


/s/ Elliot Smith
- ----------------------------
Elliot Smith


/s/ Kenneth D. Rickel
- ----------------------------
Kenneth D. Rickel


/s/ Joseph Fair
- ----------------------------
Joseph Fair


/s/ Edward McWilliams
- ----------------------------
Edward McWilliams


/s/ David B. Cornstein by James Martin Kaplan
- ---------------------------------------------
David Cornstein by James Martin Kaplan
Attorney-in-Fact for David B. Cornstein


/s/ Jeffrey S. Silverman
- ----------------------------
Jeffrey S. Silverman


/s/ Howard Miller
- ----------------------------
Howard Miller

/s/ Steve Levy
- -----------------------------
Steve Levy


/s/ Marvin Numeroff
- -----------------------------
Marvin Numeroff


/s/ Jerry Gray
- -----------------------------
Jerry Gray


/s/ Robert Rickel
- -----------------------------
Robert Rickel


/s/ Leonard Wilf
- -----------------------------
Leonard Wilf



/s/ Peter Knobel
- -----------------------------
Peter Knobel


/s/ Patrice Knobel
- -----------------------------
Patrice Knobel


/s/ Theodore Sofia
- -----------------------------
SHANE, L.P.
Theodore Sofia Jr. G. Partner

                                                                      SCHEDULE A


 Name and Address of Purchasers                  Principal Amount of Notes and Warrants
 -------------------------------------           --------------------------------------

 SARATOGA HOLDINGS INC.
 (Bridge Noteholder)

 (1)  In the case of all payments on                           $75,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                    15,000 Collateral Security Warrants

                                                  30,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in    Interest to accrue from the Closing Date
      respect of payment:


      Saratoga Holdings Inc.
      c/o Gregg A. Smith
      Rickel & Associates, Inc.
      875 Third Avenue
      New York, NY 10022


GREGG A. SMITH
(Bridge Noteholder)


(1)   In the case of all payments on                           $75,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                    15,000 Collateral Security Warrants

                                                  30,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in    Interest to accrue from the Closing Date
      respect of payment:


      Gregg A. Smith
      Rickel & Associates, Inc.
      875 Third Avenue
      New York, NY 10022


ELLIOT SMITH
(Bridge Noteholder)


(1)   In the case of all payments on                          $200,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                    40,000 Collateral Security Warrants

                                                  80,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in    Interest to accrue from the Closing Date
      respect of payment:


      Elliot Smith
      400 East 56th Street
      New York, NY 10022


KENNETH D. RICKEL
(Bridge Noteholder)


(1)   In the case of all payments on                          $225,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                    45,000 Collateral Security Warrants

                                                  90,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in    Interest to accrue from the Closing Date
      respect of payment:


      Kenneth D. Rickel
      Rickel & Associates, Inc.
      875 Third Avenue
      New York, NY 10022


JOSEPH FAIR
(Bridge Noteholder)


(1)   In the case of all payments on                           $25,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                     5,000 Collateral Security Warrants

                                                  10,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in    Interest to accrue from the Closing Date
      respect of payment:


      Joseph Fair
      c/o Rickel & Associates, Inc.
      13400 South Cleveland Avenue
      Fort Myers, Florida 33908


EDWARD MCWILLIAMS
(Bridge Noteholder)

(1)   In the case of all payments on                           $50,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                    10,000 Collateral Security Warrants

                                                  20,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in    Interest to accrue from the Closing Date
      respect of payment:


      Edward McWilliams
      c/o Rickel & Associates, Inc.
      13400 South Cleveland Avenue
      Fort Myers, Florida 33908


DAVID CORNSTEIN
(Bridge Noteholder)


(1)   In the case of all payments on                           $50,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                    10,000 Collateral Security Warrants

                                                  20,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in    Interest to accrue from the Closing Date
      respect of payment:


      David Cornstein
      Finlay Corporation
      521 Fifth Avenue
      New York, NY 10175-0399


JEFFREY S. SILVERMAN
(Bridge Noteholder)



(1)   In the case of all payments on                          $100,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                    20,000 Collateral Security Warrants

                                                  40,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in    Interest to accrue from the Closing Date
      respect of payment:


      Jeffrey S. Silverman
      Ply Gem Industries
      777 Third Avenue
      New York, NY 10017


HOWARD MILLER
(Bridge Noteholder)


(1)   In the case of all payments on                          $200,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                    40,000 Collateral Security Warrants

                                                  80,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in    Interest to accrue from the Closing Date
      respect of payment:


      Howard Miller
      Rickel & Associates, Inc.
      875 Third Avenue
      New York, NY 10022


STEVE LEVY


(1)   In the case of all payments on                          $250,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                    50,000 Collateral Security Warrants

                                                  25,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in     Interest to accrue from January 5, 1996


      respect of payment:


      Steve Levy
      Rickel & Associates, Inc.
      875 Third Avenue
      New York, NY 10022


MARVIN NUMEROFF


(1)   In the case of all payments on                        $1,000,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                   200,000 Collateral Security Warrants

                                                 100,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in     Interest to accrue from January 5, 1996
      respect of payment:


      Marvin Numeroff
      1414 Newkirk Avenue
      Brooklyn, NY  11226


ELLIOT SMITH


(1)   In the case of all payments on                          $250,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                    50,000 Collateral Security Warrants

                                                  25,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in     Interest to accrue from January 5, 1996
      respect of payment:


      Elliot Smith
      400 East 56th Street
      New York, NY 10022



HOWARD MILLER

(1)   In the case of all payments on                          $250,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997


      By check payable to the Holder
                                                    50,000 Collateral Security Warrants

                                                  25,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in     Interest to accrue from January 5, 1996
      respect of payment:


      Howard Miller
      Rickel & Associates, Inc.
      875 Third Avenue
      New York, NY 10022


JERRY GRAY


(1)   In the case of all payments on                          $250,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                    50,000 Collateral Security Warrants

                                                  25,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in     Interest to accrue from January 5, 1996
      respect of payment:


      Jerry Gray
      410 17th Street
      Denver, CO 80202


ROBERT RICKEL


(1)   In the case of all payments on                          $500,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                   100,000 Collateral Security Warrants

                                                  50,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in     Interest to accrue from January 5, 1996
     respect of payment:

      Robert Rickel
      Rickel & Associates, Inc.
      875 Third Avenue
      New York, NY 10022


LEONARD WILF

(1)   In the case of all payments on                          $500,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                   100,000 Collateral Security Warrants

                                                  50,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in    Interest to accrue from February 1, 1996
      respect of payment:

      Leonard Wilf
      Garden Homes
      820 Morris Turnpike
      Short Hills, NJ 07078


PETER KNOBEL AND PATRICE KNOBEL


(1)   In the case of all payments on                        $1,000,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                   200,000 Collateral Security Warrants

                                                 100,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in    Interest to accrue from the Closing Date
      respect of payment:

      Peter Knobel and Patrice Knobel
      645 Fifth Avenue
      New York, NY 10022


THEODORE SOFIA


(1)   In the case of all payments on                          $100,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes

                                                                       due July 1, 1997
      By check payable to the Holder
                                                    20,000 Collateral Security Warrants

                                                  10,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in    Interest to accrue from the Closing Date
      respect of payment:

      Theodore Sofia
      c/o Rickel & Associates, Inc.
      13400 South Cleveland Avenue
      Fort Meyers, Florida 33908


MARVIN NUMEROFF


(1)   In the case of all payments on                          $200,000 principal amount
      account of the Notes:                                 of 10% Senior Secured Notes
                                                                       due July 1, 1997
      By check payable to the Holder
                                                    40,000 Collateral Security Warrants

                                                  20,000 Common Stock Purchase Warrants

(2)   Address for all notices and checks in    Interest to accrue from the Closing Date
      respect of payment:

      Marvin Numeroff
      1414 Newkirk Avenue
      Brooklyn, NY  11226



                                      S-8